Exhibit 99.1

LifeMD Reports Third Quarter 2025 Results

●	Total revenue increased 13% year-over-year to $60.2 million, and adjusted EBITDA rose 20% to $5.1 million.
●	Telehealth revenue grew 18% to $47.3 million, while telehealth adjusted EBITDA increased 30% to $2.9 million.
●	Paid off all outstanding debt during the quarter
●	Subsequent to quarter end, fully divested our majority stake in WorkSimpli, positioning LifeMD as a pure-play telehealth and pharmacy platform.
●	Continued to diversify clinical platform with new launches in women’s health, men’s health and psychiatry.

Conference call begins at 4:30 p.m. Eastern time today

NEW YORK, November 17, 2025 — LifeMD, Inc. (Nasdaq: LFMD), a leading provider of virtual primary care services, today reported financial results for the three and nine months ended September 30, 2025.

Management Commentary

“The third quarter of 2025 marked an important step forward for LifeMD,” said Justin Schreiber, Chairman and CEO of LifeMD. “While the weight management market remained challenging, driven largely by fierce competition from low-price compounded GLP-1 providers, our business continued to demonstrate real strength. We continued to on-board a significant volume of new weight management patients per day supported by the power of our brand, our best-in-class care platform and our strategic partnerships. We expect the GLP-1 market to evolve rapidly in the year to come as product innovation and improved pricing expand access, and we believe LifeMD is uniquely positioned to capitalize on these trends and accelerate growth in 2026.”

At the same time, we are gaining significant traction in diversifying our platform. We are seeing strong early traction in behavioral health, women’s health, men’s hormone therapy, and personalized compounded ED therapies. Our RexMD business returned to growth and added nearly 10,000 net new subscribers in the quarter. We also achieved a major milestone with the regulatory approval of our Pennsylvania-based 503-A compounding pharmacy. We are currently licensed in 14 states and are aggressively pursuing licensure in all 50 states. This pharmacy meaningfully strengthens our competitive positioning by expanding our ability to deliver personalized therapies, improving cost structure, and enhancing the patient experience.

Subsequent to quarter end, we completed the divestiture of our majority ownership in WorkSimpli, which transformed LifeMD into a pure-play virtual care and pharmacy platform and significantly strengthened our balance sheet. As we look to 2026, we believe LifeMD remains very well positioned with a strong balance sheet, an increasingly diversified virtual care and pharmacy platform and a full suite of industry-leading capabilities to accelerate our growth,” concluded Mr. Schreiber.

“Third quarter results for our telehealth business on a stand-alone basis were solid with revenue increasing 18% and adjusted EBITDA increasing 30% versus the prior year period. Importantly, our RexMD business returned to sequential growth in both revenue and patient subscriber count. Additionally, we took major steps to significantly strengthen the company’s balance sheet and liquidity including paying off all outstanding debt and the divestiture of our majority interest in WorkSimpli subsequent to quarter end. We have also continued to make significant strides in the company’s ongoing telehealth business profitability with year-to-date telehealth Adjusted EBITDA profitability up 294% versus year,” said Marc Benathen, LifeMD’s Chief Financial Officer.

Third Quarter Financial Highlights

All comparisons are with the third quarter of 2024. Non-GAAP financial measures referenced below are defined and reconciled to GAAP financial measures at the end of this press release.

●	Total revenue increased 13% to $60.2 million, driven by an 18% increase in telehealth revenue.
●	The number of active telehealth subscribers increased 14% to approximately 310,000 at quarter-end.
●	Gross margin was 88% compared to 91% in the prior-year period due to revenue mix. Telehealth gross margin, excluding WorkSimpli, was 86% compared to 89% in the year-ago period due to revenue mix.
●	GAAP net loss was $4.6 million or ($0.10) per share compared to a net loss of $5.4 million or ($0.13) per share in the prior-year period.
●	Adjusted EBITDA was $5.1 million compared to $4.3 million in the prior-year period.
●	Telehealth adjusted EBITDA was $2.9 million compared to $2.2 million in the prior-year period.
●	Cash totaled $23.8 million as of September 30, 2025 following the payoff of approximately $17 million of all remaining debt in the third quarter.

Third Quarter Key Performance Metrics

($ in 000s)	Three Months Ended Sept. 30,		Y-o-Y	Nine Months Ended Sept. 30,		Y-o-Y
Key Telehealth Performance Metrics	2025	2024	% Growth	2025	2024	% Growth
Revenue
Telehealth Revenue	$47,280	$40,155	18%	$147,187	$109,687	34%

Telehealth Adjusted EBITDA	$2,871	$2,217	30%	$10,494	$2,665	294%

Telehealth Active Subscribers	310,818	271,863	14%	310,818	271,863	14%

Financial Guidance

For the fourth quarter of 2025, the Company’s guidance reflects revenue and adjusted EBITDA as a stand-alone telehealth company following the WorkSimpli divestiture:

●	Revenue in the range of $45 million to $46 million.
●	Adjusted EBITDA in the range of $3 million to $4 million.

For the full year 2025, the Company’s guidance reflects revenue and adjusted EBITDA as a stand-alone telehealth company following the WorkSimpli divestiture and reflecting a $1.1 million adjustment in 2025 related to the November 5, 2025 press release:

●	Revenue in the range of $192 million to $193 million, reflecting an increase of approximately 24% versus 2024.
●	Adjusted EBITDA in the range of $13.5 million to $14.5 million, reflecting an increase of approximately 254% versus 2024.

Conference Call

LifeMD’s management will host a conference call today at 4:30 p.m. Eastern time to discuss the Company’s financial results and outlook, and answer questions. Details for the call are as follows:

Toll-free dial-in number:	800-245-3047
International dial-in number:	203-518-9765
Conference ID:	LIFEMD

A live and archived webcast will be available in the Investors section of the Company’s website at ir.lifemd.com.

About LifeMD

LifeMD® is a leading provider of virtual primary care. LifeMD offers telemedicine, access to laboratory and pharmacy services, and specialized treatment across more than 200 conditions, including primary care, men’s and women’s health, weight management, and hormone therapy. The Company leverages a vertically integrated, proprietary digital care platform, a 50-state affiliated medical group, a state-of-the-art affiliated pharmacy, and a U.S.-based patient care center to increase access to high-quality and affordable care. For more information, please visit LifeMD.com.

Cautionary Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended; Section 21E of the Securities Exchange Act of 1934, as amended; and the safe harbor provision of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release may be identified by the use of words such as: “believe,” “expect,” “anticipate,” “project,” “should,” “plan,” “will,” “may,” “intend,” “estimate,” predict,” “continue,” and “potential,” or, in each case, their negative or other variations or comparable terminology referencing future periods. Examples of forward-looking statements include, but are not limited to, statements regarding our financial outlook and guidance, short and long-term business performance and operations, future revenues and earnings, regulatory developments, legal events or outcomes, ability to comply with complex and evolving regulations, market conditions and trends, new or expanded products and offerings, growth strategies, underlying assumptions, and the effects of any of the foregoing on our future results of operations or financial condition.

Forward-looking statements are not historical facts and are not assurances of future performance. Rather, these statements are based on our current expectations, beliefs, and assumptions regarding future plans and strategies, projections, anticipated and unanticipated events and trends, the economy, and other future conditions, including the impact of any of the aforementioned on our future business. As forward-looking statements relate to the future, they are subject to inherent risk, uncertainties, and changes in circumstances and assumptions that are difficult to predict, including some of which are out of our control. Consequently, our actual results, performance, and financial condition may differ materially from those indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, “Risk Factors” identified in our filings with the Securities and Exchange Commission, including, but not limited to, our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any amendments thereto. Even if our actual results, performance, or financial condition are consistent with forward-looking statements contained in such filings, they may not be indicative of our actual results, performance, or financial condition in subsequent periods.

Any forward-looking statement made in the news release is based on information currently available to us as of the date on which this release is made. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required under applicable law or regulation.

Investor Contact

Marc Benathen, Chief Financial Officer

marc@lifemd.com

Media Contact

Jessica Friedeman, Chief Marketing and Product Officer

press@lifemd.com

Tables to Follow

++++++

LIFEMD, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS

Current Assets
Cash	$23,785,771	$35,004,924
Accounts receivable	9,244,321	10,854,084
Product deposit	370,518	40,763
Inventory	3,432,382	2,797,358
Other current assets	4,252,613	3,672,231
Total Current Assets	41,085,605	52,369,360

Non-current Assets
Equipment, net	2,584,829	1,479,184
Right of use assets, net	5,578,992	6,400,596
Capitalized software, net	15,175,634	13,816,501
Intangible assets, net	1,558,318	2,030,656
Total Non-current Assets	24,897,773	23,726,937

Total Assets	$65,983,378	$76,096,297

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$19,554,735	$16,009,484
Accrued expenses	22,079,805	22,811,763
Current operating lease liabilities	673,482	508,537
Current portion of convertible long-term debt	-	8,444,444
Deferred revenue	14,355,531	19,625,940
Total Current Liabilities	56,663,553	67,400,168

Long-term Liabilities
Convertible long-term debt, net	-	9,885,057
Noncurrent operating lease liabilities	5,851,673	6,265,192
Contingent consideration	100,000	100,000
Total Liabilities	62,615,226	83,650,417

Commitments and Contingencies
Stockholders’ Equity (Deficit)
Series A Preferred Stock, $0.0001 par value; 1,610,000 shares authorized, 1,400,000 shares issued and outstanding as of September 30, 2025 and December 31, 2024	140	140
Common Stock, $0.01 par value; 100,000,000 shares authorized, 46,686,350 and 42,293,907 shares issued, 46,583,310 and 42,190,867 outstanding as of September 30, 2025 and December 31, 2024, respectively	466,864	422,939
Additional paid-in capital	248,801,209	230,508,339
Accumulated deficit	(247,790,178)	(239,850,931)
Treasury stock, 103,040 shares, at cost, as of September 30, 2025 and December 31, 2024	(163,701)	(163,701)
Total LifeMD, Inc. Stockholders’ Equity (Deficit)	1,314,334	(9,083,214)
Non-controlling interest	2,053,818	1,529,094
Total Stockholders’ Equity (Deficit)	3,368,152	(7,554,120)
Total Liabilities, Mezzanine Equity and Stockholders’ Equity (Deficit)	$65,983,378	$76,096,297

LIFEMD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Telehealth revenue, net	$47,279,933	$40,154,683	$147,186,714	$109,687,054
WorkSimpli revenue, net	12,892,537	13,117,611	39,788,325	39,650,009
Total revenues, net	60,172,470	53,272,294	186,975,039	149,337,063

Cost of revenues
Cost of telehealth revenue	6,714,235	4,300,877	21,689,400	13,049,315
Cost of WorkSimpli revenue	693,678	712,664	1,793,133	1,589,318
Total cost of revenues	7,407,913	5,013,541	23,482,533	14,638,633

Gross profit	52,764,557	48,258,753	163,492,506	134,698,430

Expenses
Selling and marketing expenses	29,474,490	26,611,672	87,793,648	77,164,480
General and administrative expenses	16,589,390	18,115,143	51,210,246	51,160,883
Customer service expenses	2,784,320	2,804,210	9,086,549	7,385,669
Other operating expenses	3,039,135	2,112,169	8,582,655	6,318,791
Development costs	2,846,436	2,611,833	8,265,842	7,101,655
Total expenses	54,733,771	52,255,027	164,938,940	149,131,478

Operating loss	(1,969,214)	(3,996,274)	(1,446,434)	(14,433,048)

Other expenses
Interest expense, net	(262,456)	(558,597)	(1,551,758)	(1,567,743)
Loss on debt extinguishment	(1,155,851)	-	(1,155,851)	-
Net loss before income taxes	(3,387,521)	(4,554,871)	(4,154,043)	(16,000,791)

Income tax expense	(169,134)	(232,523)	(169,134)	(232,523)

Net income (loss)	(3,556,655)	(4,787,394)	(4,323,177)	(16,233,314)

Net income (loss) attributable to noncontrolling interests	249,462	(129,472)	1,286,382	237,037

Net loss attributable to LifeMD, Inc.	(3,806,117)	(4,657,922)	(5,609,559)	(16,470,351)

Preferred stock dividends	(776,563)	(776,563)	(2,329,688)	(2,329,688)

Net loss attributable to LifeMD, Inc. common stockholders	$(4,582,680)	$(5,434,485)	$(7,939,247)	$(18,800,039)

Basic loss per share attributable to LifeMD, Inc. common stockholders	$(0.10)	$(0.13)	$(0.18)	$(0.46)
Diluted loss per share attributable to LifeMD, Inc. common stockholders	$(0.10)	$(0.13)	$(0.18)	$(0.46)

Weighted average number of common shares outstanding:
Basic	46,162,625	42,020,965	44,575,553	40,857,344
Diluted	46,162,625	42,020,965	44,575,553	40,857,344

LIFEMD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,556,655)	$(4,787,394)	$(4,323,177)	$(16,233,314)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization of debt discount	33,481	100,443	234,369	301,331
Amortization of capitalized software	2,459,534	2,159,781	7,087,054	5,884,893
Amortization of intangibles	269,450	245,804	775,338	737,836
Accretion of consideration payable	-	-	-	13,644
Loss on debt extinguishment	1,155,851	-	1,155,851	-
Depreciation of fixed assets	262,747	151,332	609,569	321,698
Noncash operating lease expense	243,915	137,641	821,604	529,038
Stock compensation expense	3,198,036	2,394,235	7,841,178	9,129,841

Changes in Assets and Liabilities
Accounts receivable	76,396	(1,179,804)	1,609,763	(5,222,534)
Product deposit	(119,518)	(20,621)	(329,755)	349,095
Inventory	(181,027)	(584,724)	(635,024)	114,489
Other current assets	(1,287,639)	(716,585)	(580,382)	(2,303,495)
Operating lease liabilities	(49,673)	(111,892)	(248,574)	(446,682)
Deferred revenue	(2,547,204)	2,147,991	(5,270,408)	10,874,430
Accounts payable	(4,738,135)	815,740	3,545,251	4,782,614
Accrued expenses	4,633,304	5,450,972	(731,959)	7,607,005
Net cash (used in) provided by operating activities	(147,137)	6,202,919	11,560,698	16,439,889

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for capitalized software costs	(2,797,222)	(3,043,634)	(8,446,187)	(7,546,346)
Purchase of equipment	(797,258)	(447,802)	(1,715,214)	(1,265,447)
Purchase of intangible assets	-	(1,862)	-	(3,798)
Net cash used in investing activities	(3,594,480)	(3,493,298)	(10,161,401)	(8,815,591)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of notes payable, net of prepayment penalty	-	(13,020)	-	(327,597)
Repayment of debt instruments	(16,667,433)	-	(18,719,721)	-
Cash proceeds from exercise of warrants	464,950	-	464,950	-
Cash proceeds from exercise of options	5,950	-	5,950	107,813
Preferred stock dividends	(776,563)	(776,563)	(2,329,688)	(2,329,688)
Sale of common stock under ATM, net	8,721,717	-	8,721,717	-
Contingent consideration payment for ResumeBuild	-	-	-	(31,250)
Distributions to non-controlling interest	(449,539)	(36,000)	(761,658)	(603,048)
Net cash used in financing activities	(8,700,918)	(825,583)	(12,618,450)	(3,183,770)

Net (decrease) increase in cash	(12,442,535)	1,884,038	(11,219,153)	4,440,528

Cash at beginning of period	36,228,306	35,703,215	35,004,924	33,146,725

Cash at end of period	$23,785,771	$37,587,253	$23,785,771	$37,587,253

Cash paid for interest
Cash paid during the period for interest	$241,464	$630,342	$1,461,032	$1,913,049

Non-cash investing and financing activities:
Cashless exercise of options	$253	$-	$1,315	$5,127
Cashless exercise of warrants	$-	$-	$3,901	$16,305
Stock issued for debt conversion	$-	$-	$1,000,000	$-
Stock issued for asset acquisition	$-	$-	$303,000	$-
Stock issued for noncontingent consideration payments	$-	$-	$-	$642,000
Right of use asset	$-	$4,353,166	$-	$6,684,397
Operating lease liabilities	$-	$4,353,166	$-	$6,684,397

About the Use of Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with GAAP, we use adjusted EBITDA as a non-GAAP financial measure to clarify and enhance an understanding of past performance. Additionally, we report telehealth adjusted EBITDA as a non-GAAP financial measure to clarify the financial performance of our core telehealth business excluding WorkSimpli. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors.

Adjusted EBITDA is defined as income (loss) attributable to common shareholders before interest, taxes, depreciation, amortization, accretion, financing transaction expense, non-controlling interests, foreign currency translation, extraordinary litigation costs, loss on debt extinguishment, dividends, insurance acceptance and Sarbanes-Oxley readiness expenses, acquisition costs, severance expenses and stock-based compensation expense. We have provided below a reconciliation of adjusted EBITDA to net loss attributable to common shareholders, its most directly comparable GAAP financial measure.

Telehealth and WorkSimpli adjusted EBITDA is defined as segment operating income or loss before depreciation, amortization, accretion, financing transaction expense, extraordinary litigation costs, insurance acceptance and Sarbanes-Oxley readiness expenses, acquisition costs, severance expenses and stock-based compensation expense. We have provided below a reconciliation of segment operating income or loss to segment Adjusted EBITDA.

We believe the above financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the terms adjusted EBITDA may vary from that of others in our industry. Telehealth adjusted EBITDA is specifically relevant to LifeMD to provide shareholders a comparable measure of profitability for our core telehealth business without the impact of our majority owned, but separately managed non-core subsidiary, WorkSimpli. Adjusted EBITDA, telehealth adjusted EBITDA and WorkSimpli adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss per share, operating loss or any other performance measures derived in accordance with GAAP as measures of performance.

Reconciliation of Consolidated GAAP Net Loss to Consolidated Adjusted EBITDA

(in whole numbers, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss attributable to common shareholders	$(4,582,680)	$(5,434,485)	$(7,939,247)	$(18,800,039)

Interest expense (excluding amortization of debt discount)	228,975	458,154	1,317,389	1,266,412
Depreciation, amortization and accretion expense	2,991,731	2,556,917	8,471,961	6,958,071
Amortization of debt discount	33,481	100,443	234,369	301,331
Loss on debt extinguishment	1,155,851	-	1,155,851	-
Financing transactions expense	97,699	-	97,699	323,372
Litigation costs (a)	959,802	644,170	1,699,462	1,322,501
Severance costs	-	621,391	102,417	1,142,068
Acquisitions expenses	(231,571)	-	1,783,206	-
Insurance acceptance readiness	8,190	391,803	183,330	1,361,637
Sarbanes Oxley readiness	-	203,342	-	386,470
Foreign exchange loss	314,960	429,695	800,119	908,416
Taxes	(69,488)	1,258,553	432,920	1,261,553
Dividends	776,563	763,930	2,329,688	2,317,055
Stock-based compensation expense	3,198,036	2,394,235	7,841,178	9,129,841
Net income attributable to noncontrolling interests	249,462	(129,472)	1,286,382	237,037

Consolidated Adjusted EBITDA	$5,131,012	$4,258,676	$19,796,724	$8,115,725

(a) For the three and nine months ended September 30, 2025 and 2024, the Company included costs related to: (1) a class action complaint captioned Johnston v. LifeMD, Inc., et al., against the Company and certain executive officers alleging: (i) violations of Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder by all defendants for making false and misleading statements; and (ii) violations of Section 20(a) of the Securities Exchange Act of 1934, as amended, by the individual officer defendants for violating their duty to disseminate accurate and truthful information, (2) a class action complaint alleging, inter alia, unauthorized disclosure of certain information of class members to third parties (the Marden v. LifeMD, Inc. case), both disclosed in the Company’s Form 10-Q for the three and nine months ended September 30, 2025, filed on November 17, 2025, and (3) a heavily negotiated executive separation agreement.

Reconciliation of Telehealth GAAP Operating Loss to Telehealth Adjusted EBITDA

(in whole numbers, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Telehealth operating loss	$(3,043,374)	$(3,745,522)	$(6,571,978)	$(15,557,309)

Depreciation, amortization and accretion expense	1,881,977	1,707,151	5,358,730	4,555,921
Financing transactions expense	97,699	-	97,699	323,372
Litigation costs (a)	959,802	644,170	1,699,462	1,322,501
Severance costs	-	621,391	102,417	1,142,068
Acquisitions expenses	(231,571)	-	1,783,206	-
Insurance acceptance readiness	8,190	391,803	183,330	1,361,637
Sarbanes Oxley readiness	-	203,342	-	386,470
Stock-based compensation expense	3,198,036	2,394,235	7,841,178	9,129,841

Telehealth Adjusted EBITDA	$2,870,760	$2,216,571	$10,494,043	$2,664,501

(a) For the three and nine months ended September 30, 2025 and 2024, the Company included costs related to: (1) a class action complaint captioned Johnston v. LifeMD, Inc., et al., against the Company and certain executive officers alleging: (i) violations of Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder by all defendants for making false and misleading statements; and (ii) violations of Section 20(a) of the Securities Exchange Act of 1934, as amended, by the individual officer defendants for violating their duty to disseminate accurate and truthful information, (2) a class action complaint alleging, inter alia, unauthorized disclosure of certain information of class members to third parties (the Marden v. LifeMD, Inc. case), both disclosed in the Company’s Form 10-Q for the three and nine months ended September 30, 2025, filed on November 17, 2025, and (3) a heavily negotiated executive separation agreement.

Reconciliation of WorkSimpli GAAP Operating Income (Loss) to WorkSimpli Adjusted EBITDA

(in whole numbers, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
WorkSimpli operating income (loss)	$1,074,160	$(250,752)	$5,125,544	$1,124,261

Depreciation, amortization and accretion expense	1,109,754	849,766	3,113,231	2,402,150
Foreign exchange loss	314,960	429,695	800,119	908,416
Distributions	-	(12,633)	-	(12,633)
Taxes	(238,622)	1,026,030	263,786	1,029,030

WorkSimpli Adjusted EBITDA	$2,260,253	$2,042,106	$9,302,680	$5,451,224

# # #